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                                                                   EXHIBIT 2.5.3

                              FOURTH AMENDMENT TO
                      AGREEMENT AND PLAN OF REORGANIZATION



     THIS FOURTH AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION (the "Fourth Amendment") is made and entered into effective as of April 22, 1998, by and among WHEELS SPORTS GROUP, INC., a North Carolina corporation ("Parent"), High Performance Sports Marketing, Inc., a North Carolina corporation (formerly HP ACQUISITION COMPANY) ("HPAC"), RANDY C. BAKER ("Baker"), DAVID W. DUPREE ("Dupree") (Baker and Dupree are hereinafter the "Shareholders"), HOWARD L. CORRELL, JR. ("Correll"), RANDY E. DUNCAN ("RED"), TERRY J. POWELL ("TJP"), and
W. CONRAD POWELL ("WCP") (Correll, RED, TJP and WCP are hereinafter the "Obligors").

                              Statement of Purpose

     Parent, HPAC, HIGH PERFORMANCE SPORTS MARKETING, INC., a North Carolina corporation ("High Performance") and the Shareholders are parties to that certain Agreement and Plan of Reorganization dated as of October 3, 1997 and as amended on October 24, 1997, November 26, 1997 and December 17, 1998 (as amended, the "Agreement"). Parent is unable to make the Cash Payment on or prior to April 30, 1998, and Parent and Obligors desire under the Pledge Agreements to release certain rights and modify other rights.

     Therefore, the parties hereto agree to enter into this Fourth Amendment to amend certain provisions of the Agreement as follows:

     A. Amendments to Agreement. The following amendments to the Agreement are effective as of the date of this Fourth Amendment:

     1. Defined Terms. All capitalized terms used and not otherwise defined in this Fourth Amendment have the meaning assigned to them in the Agreement. The following terms as used in this Fourth Amendment and as used in the Pledge Agreement, as amended on the same date hereof (the "First Amendment to Pledge Agreement"), hereby shall have the meanings set forth below:

     "Closing Date" means the date on which the merger between Parent and a wholly owned subsidiary of RCC contemplated by the Merger Agreement is consummated.

     "Escrowed Funds" means the $3,300,000.00 deposited with Credit Agricole Indosuez (the "Bank") as escrow agent pursuant to the Financing Documents, of which $500,000 is being paid in partial satisfaction of the Cash Payment as of the date hereof, and $2,750,000 with interest accrued to date and additional interest through the date on which such funds are paid to Shareholders shall be released in satisfaction of the unpaid portion of the Cash Payment, on the terms and conditions set forth in the Financing Documents.
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     "Financing Documents" means the Credit Agreement among Parent and the
Bank, as agent, dated December 31, 1997, the Escrow Agreement by and between Parent and the Bank dated December 31, 1997 and such other documents executed pursuant to the Credit Agreement.

     "Merger Agreement" means the Agreement and Plan of Merger, dated as of December 4, 1997 among Parent, RCC and WSG Acquisition, Inc., as the same may be amended from time to time.

     2.  Modification of Cash Payment Provisions. Subject to the terms herein,
Section 2.6(b) is deleted in its entirety and replaced with the following:

     (b)

         (i) Notwithstanding any prior provision to the contrary, Parent has paid a new extension payment of $250,000 to the Shareholders.

         (ii) As of the date hereof, the Bank has released $500,000 of the Escrowed Funds to the Shareholders in partial satisfaction of the Cash Payment.

         (iii) Parent shall be obligated to pay the Cash Payment of $2,750,000, plus interest accrued to date and additional interest through the date of payment at no less than the federal funds rate in effect from time to time, (hereinafter the "Remaining Cash Payment"), and an additional extension fee of $200,000 for the modifications contained in this Fourth Amendment (the "Extension Fee") and all direct, unreimbursed and documents out-of-pocket Shareholder Expenses reasonably incurred by the Shareholders (the "Shareholder Expenses") to the Shareholders in full satisfaction of the Remaining Cash Payment, Extension Fee and Shareholder Expenses, upon the occurrence of the earliest of (x) the various dates at which the Escrowed Amount may be released by the Bank pursuant to the Financing Documents, (y) on the eleventh (11th) business day following the termination of the Merger Agreement, for whatever reason, by Parent, RCC or otherwise, or (z) October 31, 1998.

     3. Notice of Termination of the Proposed Acquisition of Parent by RCC. Parent shall immediately notify Shareholders upon the termination of the Merger Agreement, for whatever reason, by Parent, RCC or otherwise.

     4. Pledge of Parent, Shares as Security. Each Obligor shall simultaneously, with the execution of this Fourth Amendment, execute a First Amendment to Pledge Agreement amending the existing Pledge Agreement, to secure the timely payment of the Remaining Cash Payment and Shareholder Expenses in the event that the transactions contemplated by Merger Agreement do not close by October 31, 1998 or in the event the Merger Agreement is terminated. Shareholders agree to exercise their remedies under the Pledge Agreement as amended by the First Amendment to Pledge Agreement for any failure of Parent or Obligors to satisfy their obligations under the



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Agreement, prior to pursuing any other remedies available to them; provided that if the Pledge Agreement terminates in accordance with its terms, Shareholders may not exercise any remedies under the Pledge Agreement prior to pursuing other remedies, and; provided further that upon the consummation of the transaction contemplated by the Merger Agreement, the Pledge Agreement shall be automatically terminated and the Shareholders agree not to exercise their rights under the Pledge Agreement for the failure of the Company to pay the Shareholders Expenses or for any other reason, but reserve the right to pursue any and all other remedies against the Company to make such payment of the Shareholder Expenses and Extension Fee in full. In the event legal action is required to collect such payment, the Company agrees to pay to the Shareholders all reasonable costs and expenses, including attorneys fees, incurred by the Shareholders in securing payments of the Shareholder Expenses of the Extension Fee.

     B.   Miscellaneous.

     1. Ratification of Agreement. Other than as modified by this Fourth Amendment, all terms of the Agreement are hereby affirmed and ratified.

     2. Counterparts. This Fourth Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     3. Governing Law. This Fourth Amendment shall be governed by the laws of the State of North Carolina applicable to agreements made and to be performed entirely within North Carolina.

     The parties have executed and delivered this Fourth Amendment as of the date first written above.


                                         WHEELS SPORTS GROUP, INC.


                                         By: /s/ Victor H. Shaffer
                                            ----------------------------------
                                         Its: Interim CEO
                                             ---------------------------------


                                         HIGH PERFORMANCE SPORTS MARKETING, INC.
                                         (formerly HP ACQUISITION COMPANY)

                                         By: /s/ Victor H. Shaffer
                                            ----------------------------------
                                         Its:
                                             ---------------------------------



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                                             SHAREHOLDERS

                                             By: /s/ Randy C. Baker
                                                ------------------------------
                                                  Randy C. Baker

                                             By: /s/ David W. Dupree
                                                ------------------------------
                                                  David W. Dupree


                                             OBLIGORS

                                             /s/ Howard L. Correll, Jr.
                                             ---------------------------------
                                             Howard L. Correll, Jr.

                                             /s/ Terry J. Powell
                                             ---------------------------------
                                             Terry J. Powell

                                             /s/ W. Conrad Powell
                                             ---------------------------------
                                             W. Conrad Powell

                                             /s/ Randy E. Duncan
                                             ---------------------------------
                                             Randy E. Duncan






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